Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

New Source Energy Partners, L.P.

Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of New Source Energy Partners L.P. of our report dated March 19, 2015, relating to the consolidated financial statements of New Source Energy Partners, L.P., appearing in the New Source Energy Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
Austin, Texas
June 29, 2015